UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 4, 2010

INTERCONTINENTALEXCHANGE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32671	58-2555670
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328
(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code (770) 857-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On August 4, 2010, IntercontinentalExchange, Inc. (“ICE”) announced its financial results for the fiscal quarter ended June 30, 2010.  A copy of ICE’s press release announcing such financial results is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained herein, including the attached press release, is furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as may be expressly set forth by specific reference in such filing.

Item 8.01.  Other Events.

ICE announced that Chairman and Chief Executive Officer, Jeffrey C. Sprecher, adopted a pre-arranged stock trading plan in May 2010 pursuant to guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934. The pre-arranged plan was adopted by Continental Power Exchange, Inc. (“CPEX”).  Mr. Sprecher owns 100% of the equity interest in CPEX and CPEX has no operations and no assets other than its equity interest in ICE.  The trading plan will enable Mr. Sprecher to implement certain tax planning measures, diversify his personal investment portfolio, and pay income taxes incurred in connection with equity awards. The sales under this plan represent less than 10% of Mr. Sprecher’s combined direct and indirect holdings of stock, restricted stock and stock options.

Under the ICE Stock Ownership Policy, Mr. Sprecher is required to hold ten times his base salary in ICE securities.  After the sales contemplated in the stock trading plan, Mr. Sprecher will continue to hold approximately 185 times his base salary in ICE securities under the Stock Ownership Policy. The plan was adopted during an authorized trading period. Under Rule 10b5-1 trading plans, trades may be executed at times when an officer is in possession of material non-public information provided the trade is executed based on the application of a formula or binding instructions determined at the time the trading plan was arranged and the trading plan was entered into at a time when the officer was not in possession of material non-public information.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

99.1	Press Release dated August 4, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERCONTINENTALEXCHANGE, INC.

Date: August 4, 2010	/s/ Scott A. Hill
Scott A. Hill
Senior Vice President and Chief Financial Officer

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